UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2016

QUEST MANAGEMENT INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-201215	32-0450509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kalnu iela, Malta, LV-4630 Latvia	(702) 907-8836
(Address of principal executive offices)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant's Certifying Accountant

(i) John Scrudato, CPA ("Scrudato"), the independent registered public accounting firm for Quest Management Inc. (the "Company"), notified the Company he was resigning as the Company’s independent registered public accounting firm effective December 27, 2016.

(ii) The reports of Scrudato on the consolidated financial statements of the Company as of and for the fiscal years ended October 31, 2015 and October 31, 2014, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that the report did include a going concern paragraph.

(iii) During the Company's fiscal years ended October 31, 2015 and 2014 and the subsequent interim period from November 1, 2015 to the date of this report, and in connection with the audit of the Company's financial statements for such periods, there were no disagreements between the Company and Scrudato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Scrudato, would have caused Scrudato to make reference to the subject matter of such disagreements in connection with its audit reports on the Company's financial statements.

(iv) During the Company's fiscal years ended October 31, 2015 and 2014, and the subsequent interim period from November 1, 2015 to the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

(v) The Company has provided Scrudato with a copy of the disclosures in this report and has requested that Scrudato furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Scrudato agrees with the statements in this Item 4.01. A copy of this letter is filed as Exhibit 16.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

16.1	John Scrudato, CPA Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quest Management Inc.

Date: December 28, 2016	By:	/s/ Dmitrij Ozolins
	Name:	Dmitrij Ozolins
	Title:	Principal Executive Officer, Principal Financial Officer and Director

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